UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2009

Hilltop Holdings Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-31987	84-1477939
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Crescent Court, Suite 1330
Dallas, Texas		75201
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (214) 855-2177

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 — Matters Related to Accountants and Financial Statements

Item 4.02(a)	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 11, 2009, management of Hilltop Holdings Inc., or the Company, concluded that the Company will be required to restate its previously issued unaudited financial statements for the three and nine months ended September 30, 2008, which appeared in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2008.

Loss and Loss Adjustment Expense Adjustment

Due to an error in the application of a prepayment from a reinsurer related to catastrophe losses incurred and the ultimate retention per catastrophic event in the third quarter of 2008 to loss and loss adjustment expense, loss and loss adjustment expense, as set forth in the unaudited consolidated statements of operations for the three and nine months ended September 30, 2008, was understated by $3.1 million.  This understatement of loss and loss adjustment expense resulted in net loss for the three and nine months ended September 30, 2008 being understated by $2.0 million, net of tax.  The following table sets forth the unaudited consolidated statements of operations for the three and nine months ended September 30, 2008 as originally presented in the Quarterly Report on Form 10-Q, the effect of the required adjustment on a line item basis and the restated amounts after giving effect to adjustment.

	Three Months Ended September 30, 2008			Nine Months Ended September 30, 2008
	As			As
	Previously	Effect of		Previously	Effect of
	Reported	Restatement	Restated	Reported	Restatement	Restated
	(In thousands, except per share data)			(In thousands, except per share data)

Revenue:
Net premiums earned	$22,745		$22,745	$83,017		$83,017
Net investment income	6,716		6,716	21,887		21,887
Net realized (losses) gains on investments	(1,213)		(1,213)	(42,907)		(42,907)
Other income	1,503		1,503	4,674		4,674
Total revenue	29,751		29,751	66,671		66,671
Expenses:
Loss and loss adjustment expenses	26,872	3,074	29,946	66,154	$3,074	69,228
Policy acquisition and other underwriting expenses	10,736		10,736	32,350		32,350
General and administrative expenses	1,750		1,750	7,207		7,207
Depreciation and amortization	532		532	1,628		1,628
Interest expense	2,617		2,617	7,925		7,925
Total expenses	42,507	3,074	45,581	115,264	3,074	118,338
(Loss) Income from continuing operations before income tax benefit and allocation to minority interest	(12,756)	(3,074)	(15,830)	(48,593)	(3,074)	(51,667)
Income tax benefit (expense) from continuing operations	9,092	1,076	10,168	21,618	1,076	22,694
(Loss) Income from continuing operations before allocation to minority interest	(3,664)	(1,998)	(5,662)	(26,975)	(1,998)	(28,973)
Minority interest	—		—	—		—
(Loss) Income from continuing operations	(3,664)	(1,998)	(5,662)	(26,975)	(1,998)	(28,973)
Preferred stock dividend	(2,579)		(2,579)	(7,735)		(7,735)
Net (loss) income attributable to common stockholders	$(6,243)	$(1,998)	$(8,241)	$(34,710)	$(1,998)	$(36,708)

(Loss) Income per share from continuing operations less preferred dividends
Basic (loss) income per share	$(0.11)	$(0.04)	$(0.15)	$(0.61)	$(0.04)	$(0.65)
Diluted (loss) income per share	$(0.11)	$(0.04)	$(0.15)	$(0.61)	$(0.04)	$(0.65)

(Loss) Income per share attributable to common stockholders
Basic (loss) income per share	$(0.11)	$(0.04)	$(0.15)	$(0.61)	$(0.04)	$(0.65)
Diluted (loss) income per share	$(0.11)	$(0.04)	$(0.15)	$(0.61)	$(0.04)	$(0.65)

Weighted average share information
Basic shares outstanding	56,452		56,452	56,452		56,452
Diluted shares outstanding	56,452		56,452	56,452		56,452

Reinsurance Receivable and Payable Adjustments

In connection with and as a result of the error in the application of that prepayment to loss and loss adjustment expense, reinsurance payable, as set forth in the balance sheet at September 30, 2008, was understated by $4.1 million, reinsurance receivable was understated by $1.0 million and income taxes receivable was understated by $1.1 million.  The following table sets forth the unaudited consolidated balance sheet at September 30, 2008 as originally presented in the Quarterly Report on Form 10-Q, the effect of the required adjustments on a line item basis and the restated amounts after giving effect to the adjustments.

	September 30, 2008
	As
	Previously	Effect of
	Reported	Restatement	Restated
	(In thousands, except per share data)
Assets
Investments
Fixed maturities
Available for sale securities, at fair value (amortized cost of $125,078 and $130,253, respectively)	$121,434		$121,434
Held-to-maturity securities, at amortized cost (fair value of $14,495 and $6,819, respectively)	14,103		14,103
Equity securities
Available for sale securities, at fair value (cost of $9,107 and $55,607, respectively)	8,141		8,141
Total investments	143,678		143,678

Cash and cash equivalents	750,573		750,573
Restricted cash	18,500		18,500
Accrued interest and dividends	1,402		1,402
Premiums receivable	22,396		22,396
Deferred acquisition costs	16,887		16,887
Reinsurance receivable, net of uncollectible amounts	104,567	$1,000	105,567
Prepaid reinsurance premiums	4,851		4,851
Income taxes receivable	27,019	1,076	28,095
Deferred income taxes	16,278		16,278
Goodwill	23,988		23,988
Intangible assets, definite life	11,469		11,469
Intangible assets, indefinite life	3,000		3,000
Property and equipment, net	374		374
Loan origination costs, net	3,314		3,314
Other assets	1,937		1,937
Total Assets	$1,150,233	$2,076	$1,152,309

Liabilities and Stockholders’ Equity
Liabilities
Reserve for losses and loss adjustment expenses	$130,310		$130,310
Unearned premiums	72,494		72,494
Reinsurance payable	7,359	4,074	11,433
Accounts payable and accrued expenses	7,088		7,088
Notes payable	138,368		138,368
Dividends payable	1,719		1,719
Other liabilities	5,329		5,329
Total liabilities	362,667	4,074	366,741

Stockholders’ Equity
Series A preferred stock, $.01 par value, 5,750,000 shares authorized, 5,000,000 shares issued and outstanding at September 30, 2008 and December 31, 2007; liquidation preference of $25 per share plus accrued but unpaid dividends	119,108		119,108
Common stock, $.01 par value, 100,000,000 shares authorized, 56,451,884 and 56,461,465 shares issued and outstanding at September 30, 2008 and December 31, 2007, respectively	564		564
Additional paid-in capital	917,617		917,617
Accumulated other comprehensive loss	(2,997)		(2,997)
Accumulated deficit	(246,726)	(1,998)	(248,724)
Total stockholders’ equity	787,566	(1,998)	785,568
Total liabilities and stockholders’ equity	$1,150,233	$2,076	$1,152,309

Consequences of Adjustments

In light of this error, the Company’s unaudited financial statements previously included in the Company Quarterly Report on Form 10-Q for the period ended September 30, 2008 should no longer be relied upon. The Audit Committee has discussed the matters disclosed in this Current Report on Form 8-K with its independent registered public accounting firm, PricewaterhouseCoopers LLP.

Internal Controls over Financial Reporting

In addition, the Company also is reporting that its disclosure controls and procedures were not effective as of September 30, 2008, as it identified a material weakness in its internal controls over financial reporting due to this error. Accordingly, the Company did not maintain effective internal controls over the accounting for loss and loss adjustment expense and payment from its reinsurers. Specifically, the Company did not maintain effective controls to ensure that its receipt of payments from reinsurers were properly recorded at September 30, 2008, and its ultimate retention per catastrophic event was recorded in accordance with the underlying reinsurance contract and generally accepted accounting principles. The Company had an effective control in place related to this error for the annual reporting period. Additionally, the Company performed a rigorous review of its retention limits under its existing reinsurance contracts in conjunction with the preparation of its annual consolidated financial statements. During the fourth quarter of 2008, the Company also implemented an additional control to remediate this material weakness, and a description of this additional control will be set forth in greater detail in the Quarterly Report on Form 10-Q/A to be filed with the Securities and Exchange Commission.

Section 5 — Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Increase in Board Size; Appointment o f New Director

On March 12, 2009, the Board of Directors of the Company increased the number of directors constituting the Board of Directors from eleven to twelve.  At the same time, the Board of Directors elected Jess T. Hay to fill the vacancy created by the increase in the number of directors constituting the Board of Directors.  Mr. Hay also was appointed to the Nominating and Corporate Governance Committee of the Board of Directors.  A brief biography of this new director follows.

Mr. Hay served as Chief Executive Officer and Chairman of Lomas Financial Group from 1969 to 1994.  Mr. Hay also served as Chief Executive Officer and Chairman of Lomas Mortgage USA.  He currently serves as Chairman of HCB Enterprises Inc.  He also has been a director of Viad Corp. since 1981 and has been its presiding director since January 1, 2005.  He has been a director of Trinity Industries Inc. since 1965.  He also currently serves as Director of Moneygram International Inc and served as its Lead Director until April 25, 2008.  He served as a Director of AT&T Inc. (formerly SBC Communications, Inc.) from 1986 to 2004 and Exxon Mobil Corporation from 1981 to 2001.  He has been Chairman of the Texas Foundation for Higher Education since 1987.

Mr. Hay is not a party to any arrangement or understanding with any person pursuant to which he was appointed as a director, nor is he a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

2008 Bonuses

On March 12, 2009, the Compensation Committee of the Board of Directors granted a bonus of $50,000 to Corey Prestidge, Secretary and General Counsel of the Company, and a bonus of $55,000 to Greg Vanek, President and Chief Executive Officer of NLASCO, Inc., a wholly-owned subsidiary of the Company.  The bonus awarded to Mr. Vanek was discretionary and not under the incentive compensation plan for 2008, as the minimum thresholds under the incentive plan with respect to NLASCO, Inc. were not achieved in 2008.

2009 Compensation

On March 12, 2009, the Compensation Committee of the Board of Directors determined to maintain the current salaries of each of the named executive officers of the Company during 2009, except for Mr. Prestidge.  With respect to Mr. Prestidge, the Compensation Committee of the Board of Directors approved an increase in Mr. Prestidge’s salary from $225,000 per year to $275,000 per year, which is commensurate with the salaries of the other named executive officers of the Company, other than the Chief Executive Officer of the Company.

The Compensation Committee also determined to maintain the discretionary basis of incentive and bonus compensation for the named executive officers at Hilltop Holdings Inc.  With respect to incentive compensation for the named executive officers at NLASCO, Inc., including Mr. Vanek, the Compensation Committee approved the following thresholds for calendar year 2009:

•                  Maximum - a 2009 combined ratio(1) of 84% or less, a maximum of 75% of the named executive officer’s salary;

(1)   Loss ratios are ratios that express the relationship of losses to premiums.  Loss and loss adjustment expense ratio is loss and loss adjustment expenses divided by net premiums earned for the same period.  Policy acquisition and other underwriting expense ratio is policy acquisition and other underwriting expense divided by net premiums earned for the same period.  Combined ratio gives you the sum of both previous ratios.

•                  Target -  a 2009 combined ratio above 84%, but 90% or lower, a maximum of 50% of the named executive officer’s salary; and

•                  Threshold - if the 2009 combined ratio is over 90%, but the non-catastrophe loss and loss adjustment expense ratio(2) is 42% or less, then a maximum of 25% of the named executive officer’s salary.

The Board of Directors ratified the actions of the Compensation Committee at its March 12, 2009 meeting.

Item 5.03       Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 12, 2009, the Board of Directors of the Company amended and restated the Company’s bylaws to, among other things, reflect the name change of the Company, address recent developments in corporate governance, to conform the bylaws to the requirements of Maryland law and to make certain other enhancements, clarifications and technical corrections.  Among the changes effected by the amendment and restatement are the following:

•      the expansion of information required to be provided by stockholders submitting proposals, including disclosure of any hedging or similar transactions or agreements and inclusion of procedures for the verification of information provided by the stockholder making the proposal;

•      revisions to provisions that relate to special meetings requested by stockholders that clarify, among other items, that the chairman of the meeting may in certain situations adjourn the meeting without any action on the matter for which the meeting was called;

•      the addition of a provision that authorizes the Board of Directors or stockholders to ratify any action or inaction by the Company or its officers to the extent that the Board of Directors or stockholders could have originally authorized the matter;

•      the deletion of the provision that required the annual meeting of stockholders to be held within a specified 31-day period, and clarification that the annual meeting of stockholders shall be held on a date and at a time set by the Board of Directors;

•      the addition of provisions permitting “householding” of stockholder meeting notices and the express authority to postpone or cancel stockholder meetings;

•      the addition of a provision to address meeting, notice and quorum requirements in emergency situations;

•      the clarification of provisions related to uncertificated shares consistent with the requirements of the New York Stock Exchange that all listed securities be eligible to participate in the Direct Registration System and deletion of provisions regarding content and signature requirements of certificates;

•      the deletion of outdated provisions related to the closing of transfer books; and

•      clarification that the right of directors and officers to indemnification vests immediately upon their election and are not altered by subsequent bylaw amendments.

The foregoing summary does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Company’s Second Amended and Restated Bylaws that is being filed with this Current Report on Form 8-K as Exhibit 3.2 and is incorporated herein by reference.

(2) The non-catastrophe loss ratio is defined as the loss and loss adjustment expense ratio excluding Property Claim Service identified catastrophes that result in a loss to NLASCO, Inc. of $125,000 or more.

Section 9 — Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(a)                      Financial statements of businesses acquired.

Not applicable.

(b)                     Pro forma financial information.

Not applicable.

(c)                      Shell company transactions.

Not applicable.

(d)                     Exhibits.

The following exhibits are filed or furnished, depending on the relative item requiring such exhibit, in accordance with the provisions of Item 601 of Regulation S-K and Instruction B.2 to this form.

Exhibit Number	Description of Exhibit

3.2	Second Amended and Restated Bylaws of Hilltop Holdings Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hilltop Holdings Inc.,
a Maryland corporation

Date:	March 16, 2009	By:	/s/ COREY PRESTIDGE
		Name:	Corey G. Prestidge
		Title:	General Counsel & Secretary

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

3.2	Second Amended and Restated Bylaws of Hilltop Holdings Inc.